CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We have issued our reports dated February 10, 2006 accompanying the consolidated financial statements and schedule, and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Audiovox Corporation and subsidiaries on Form 10-K for the year ended November 30, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Audiovox Corporation on Forms S-8 (File No. 333-36762, effective May 11, 2000 and File No. 333-82073, effective July 1, 1999).



GRANT THORNTON LLP


Melville, New York
February 10, 2006
























                                                    Exhibit 23